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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                          BMJ MEDICAL MANAGEMENT, INC.
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             (Exact name of registrant as specified in its charter)

              Delaware                                  65-0676079
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)

4800 North Federal Highway, Suite 101E, Boca Raton, Florida            33431
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        (Address of principal executive offices)                    (Zip Code)


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1), please check the following box. |_|

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2), please check the following box. |_|


Securities to be registered pursuant to Section 12(b) of the Act:

       Title of Each Class                    Name of Each Exchange on Which
       to be so Registered                    Each Class is to be Registered
       -------------------                    ------------------------------


Common Stock, par value $.001 per share              Nasdaq National Market

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Securities to be registered pursuant to Section 12(g) of the Act:

NONE

Item 1.  Description of Registrant's Securities to be Registered.

    The Registrant's Common Stock, par value $.001 per share (the "Common Stock") is to be registered. The description of the Common Stock will be set forth under the caption "Description of Capital Stock" in the Registrant's Prospectus, to be filed pursuant to Rule 424(b) under the Securities Act of 1933 and forming part of the Registrant's Registration Statement on Form S-1 (No. 333-35759), as amended, and is incorporated herein by reference.

Item 2.  Exhibits.

    Exhibit 1. All exhibits required by Instruction II to Item 2 will be supplied to the Nasdaq National Market.

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                                   SIGNATURE


    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.





                                       BMJ MEDICAL MANAGEMENT, INC.


January  14, 1998

                                       By: /s/ Naresh Nagpal
                                           -------------------------------
                                           Name: Naresh Nagpal, M.D.
                                           Title: President and Chief Executive
                                                  Officer